EXHIBIT 23.1.2

                         Consent of Independent Auditors



         We consent to incorporation by reference in (i) the Registration Statement (Form S-8 Number 33-60728) and (ii) the Registration Statement (Form S-8 Number 33-60222) of General Communication, Inc. of our report dated February 14, 1997, included in this Annual Report on Form 10-K for the year ended December 31, 1996, with respect to the consolidated financial statements of GCI Cable, Inc. for the year ended December 31, 1996 (not presented separately therein).

                                                     Ernst & Young LLP


Austin, Texas
March 26, 1997